UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 3, 2010 (August 31, 2010)

(Date of Report (date of earliest event reported))

Jackson Hewitt Tax Service Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-32215	20-0779692
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

3 Sylvan Way Parsippany, New Jersey		07054
(Address of principal executive office)		(Zip Code)

(973) 630-1040

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On August 31, 2010, Jackson Hewitt tax Service Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the Company has fallen below the NYSE’s continued listing standard regarding price criteria for common shares under Section 802.01C of the NYSE’s Listed Company Manual. Section 802.01C requires that the Company’s common shares have a minimum average share price of $1.00 per share during a consecutive 30-day trading period. Under NYSE’s rules, the Company has six months from the receipt of the notice to bring the share price and average share price of its common stock back above $1.00 during a consecutive 30-day trading period. In the event that the Company fails to meet this standard at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The Company has 10 business days from the receipt of notice to respond to the NYSE and indicate the Company’s intent to cure the deficiency. The Company will notify the NYSE within this required period of its intent to cure the deficiency. During the cure period, the Company’s shares will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements, including average global equity market capitalization and total stockholders’ equity standard addressed below.

As required under NYSE rules, the Company issued a press release on September 3, 2010 announcing its receipt of the NYSE notice and its intent to attain compliance with NYSE continued listing standards. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As previously reported by the Company in a Current Report on Form 8-K dated June 24, 2010, on June 21, 2010, Jackson Hewitt was notified by the NYSE that it had fallen below the NYSE’s continued listing standards relating to minimum average global equity market capitalization and total stockholders’ equity, which require that either the Company’s average global market capitalization be not less than $50 million over a consecutive 30 trading-day period, or the Company’s total stockholders’ equity be not less $50 million.

The Company submitted a plan to the NYSE within 45 days of its receipt of notice from the NYSE demonstrating the Company’s ability to regain compliance with relevant listing standards within 18 months. The NYSE has 45 calendar days from the receipt of the Company’s plan to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with these standards within the prescribed time period. During the 18-month cure period, the Company’s shares will continue to be listed and traded on the NYSE, subject to its compliance with other NYSE continued listing standards, including the price criteria standard discussed above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSON HEWITT TAX SERVICE INC.

By:	/S/ DANIEL P. O’BRIEN
Daniel P. O’Brien
Executive Vice President and Chief Financial Officer

Date: September 3, 2010

JACKSON HEWITT TAX SERVICE INC.

CURRENT REPORT ON FORM 8-K

Report Dated September 3, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 3, 2010

3